EXHIBIT 99.2


            BIGSTRING CORPORATION LAUNCHES SOCIAL BIGSTRING TV WHICH ENABLES USERS TO BROADCAST LIVE VIDEO CONTENT ON FACEBOOK

         RED BANK, N.J. February 11, 2008 -- A new application that enables Facebook users to broadcast their original live video content has been launched by BigString Interactive Inc., a wholly-owned subsidiary of BigString Corporation (OTCBB: BSGC). This new Facebook application is part of BigString's initiative to develop social network messaging and content applications built around the company's core technology. The company's beta release will allow anyone with a computer, an Internet connection and a web cam to set up their own channel and broadcast live on BigString TV.

         Darin Myman, President and CEO of BigString Corporation, commented, "The reason we are excited about the release of BigString TV is that we believe it will give us a foothold in social network content distribution. The distribution of original content through BigString TV will allow us to continue building market awareness of our core messaging products."

About BigString
---------------

         BigString Corporation, owner and operator of BigString.com, is a provider of social networking messaging applications and user-controllable email services. In addition to permitting users to send recallable, erasable, self-destructing emails and video emails, Big String's patent-pending technology allows emails and pictures to be rendered non-forwardable, non-printable and non-savable before or after the recipients read them, no matter what email service provider is used.

Forward-Looking Statements
--------------------------

         Statements about the future expectations of BigString Corporation, and all other statements in this press release other than historical facts, are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and as that term is defined in the Private Securities Litigation Reform Act of 1995. BigString Corporation intends that such forward-looking statements shall be subject to the safe harbors created thereby. Since these statements involve certain risks and uncertainties and are subject to change at any time, BigString Corporation's actual results could differ materially from expected results.

CONTACT: Darin Myman, BigString Corporation, 732-741-2840, darin@bigstring.com Howard Greene, Greene Inc., 516-825-0400, greenepr@bigstring.com or greenepr@aol.com